UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2030 Main Street, Suite 1500

Irvine, California 92614

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (949) 526-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed by Aerie Pharmaceuticals, Inc. (the “Company”), a putative securities class action lawsuit captioned Kelley et al. v. Aerie Pharmaceuticals, Inc., et al., Case No. 3:15-cv-03007, was filed against the Company and certain of its officers and directors in the United States District Court for the District of New Jersey on April 29, 2015. An amended complaint was filed on September 28, 2015 on behalf of a purported class of persons and entities who purchased or otherwise acquired the Company’s publicly traded securities between June 25, 2014 and April 23, 2015. The amended complaint asserted claims under the Securities Exchange Act of 1934, as amended, and alleged that the defendants made materially false and misleading statements or omitted allegedly material information during that period related to, among other things, the prospects of Rocket 1 and RhopressaTM. On November 30, 2015, the defendants filed a motion to dismiss the amended complaint. On June 20, 2016, the United States District Court for New Jersey granted the defendants’ motion to dismiss the amended complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: June 22, 2016	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer